Exhibit 3.1

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

RESTATED ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B, Section 74)

We,	James C. Bender				, *President,

and	Valerie L. Pawson				, *Clerk,

of	AWARE, INC.				,
(Exact name of corporation)

located at	One Oak Park, Bedford, MA 01730				,
(Street address of corporation Massachusetts)

do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on June 6, 1996 by a vote of the directors/or:

8,955,935	shares of	Common	of	10,147,007	shares outstanding,
(type, class & series, if any)

35,910	shares of	Preferred	of	48,354	shares outstanding, and
(type, class & series, if any)

	shares of		of		shares outstanding,
(type, class & series, if any)

**being at least a majority of each type, class or series outstanding and entitled to vote thereon: / **being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

ARTICLE I
The name of the corporation is:

AWARE, INC.

ARTICLE II
The purpose of the corporation is to engage in the following business activities:

See Rider 2 attached

*Delete the inapplicable words. **Delete the inapplicable clause.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 × 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	30,000,000	1¢

Preferred:		Preferred:	1,000,000	$1.00

Undesignated 1,000,000

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

See Rider 4 (i) - (ii) attached

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None

ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Rider 6 A-F attached

**If there are no provisions state “None”.

Note: The proceeding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

AWARE, INC.

Rider 2 to Restated Articles of Organization

          To research, develop, manufacture and market computer software, hardware, systems and electronic components, equipment and other products utilizing computers and other information processing technologies.

          In general, to carry on any lawful business whatsoever in connection with the foregoing, or which is calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its properties and which is not contrary to Chapter 156B of the General Laws of the Commonwealth of Massachusetts, and to do or cause to have done any and all such acts and things as may be necessary, desirable, convenient, or incidental to the consummation or accomplishment of any or all of the foregoing purposes.

AWARE, INC.

Rider 4 to                    1996 Restated Articles of Organization

I.	Provisions Generally Applicable to Preferred Shares

          The description of the Preferred Stock is as follows:

          1.          Certificate of Designation. The Board of Directors is authorized, subject to limitations described by law and the provisions of this Article 4, to provide for the issuance of shares of Preferred Stock with or without series, and, by filing a certificate pursuant to the applicable law of The Commonwealth of Massachusetts (the “Certificate of Designation”), to establish from time to time the number of shares to be included in each such series and to fix the designation, preferences, voting powers, qualifications and special or relative rights or privileges of the shares of each such series. In the event that at any time the Board of Directors shall have established and designated one or more shares of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series except as set forth in the Certificate of Designation.

          2.          Authority of Board. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

          (a)          the number of shares constituting that series, which number may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors, and the distinctive designation of that series;

          (b)          whether any dividend shall be paid on shares of that series, and, if so, the dividend rate on the shares of that series; whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c)          whether shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

          (d)          whether shares of that series shall be convertible into shares of Common Stock or another security and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

Rider 4 (i)

          (e)          whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

          (f)          whether, in the event of purchase or redemption of the shares of that series, any shares of that series shall be restored to the status of authorized but unissued shares or shall have such other status as shall be set forth in the Certificate of Designation;

          (g)          the rights of the shares of that series in the event of the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, or the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of shares of that series to payment in any such event;

          (h)          whether the shares of that series shall carry any preemptive right in or preemptive right to subscribe to any additional shares of Preferred Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds, debentures or other securities convertible into shares of stock of any class of the Corporation, or options or warrants carrying rights to purchase such shares or securities; and

          (i)          any other designation, preferences, voting powers, qualifications, and special or relative rights or privileges of the shares of that series.

IV.	Provisions Applicable to Common Shares

          1.          No Preference. None of the Common Shares shall be entitled to any preference, and each Common Share shall be equal to every other such share in every respect. Each Common Share shall be entitled to one vote.

          2.          Dividend Rights. Subject to the provisions with respect to the Preferred Shares, and not otherwise, such dividends, payable in cash, shares or otherwise, as may be determined by the Board of Directors may be declared and paid on the Common Shares from time to time out of any funds lawfully available therefor, and except as specified by the Board of Directors, the Preferred Shares shall not be entitled to participate, as such, in any such dividend.

III.	Provisions Applicable to Series A through Series E Preferred Shares.

          All Series A Preferred Shares, all Series B Preferred Shares, all Series C Preferred Shares, all Series D Preferred Shares and all Series E Preferred Shares have been canceled.

Rider 4 (ii)

AWARE, INC.

Rider 6 to Restated Articles of Organization

          6A.          LIMITATION OF DIRECTORS LIABILITY

          The personal liability of the corporation’s directors is hereby eliminated to the fullest extent permitted by law, including, without limitation, by the provisions of Chapter 156B, Section 13(b) 1½ of the General Laws.

          6B.          BY-LAW AMENDMENTS

          The By-laws at any time may be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting, or may be amended by vote of a majority of the Directors then in office, except that no amendment may be made by the Directors which alters the provisions of the By-laws with respect to matters which by law or the Articles of Organization require action by the stockholders. No later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-laws, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws.

          6C.          TERM OF OFFICE FOR THE BOARD OF DIRECTORS

          The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each consisting of one-third of the whole number of the board of directors, and all directors shall hold office until their successors are chosen and qualified, or until their earlier death, resignation, or removal. At the first meeting held for election of the board of directors following adoption of these Restated Articles, directors of the first class (Class I Directors) shall be elected for a term of one year; directors of the second class (Class II Directors) shall be elected for a term of two years; directors of the third class (Class III Directors) shall be elected for a term of three years. At each annual meeting thereafter, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified.

          6D.          CERTAIN TRANSACTIONS APPROVED BY THE BOARD OF DIRECTORS

          Except as otherwise provided in these Articles of Organization, the Corporation may authorize, by a vote of a majority of the shares of each class of stock outstanding and entitled to vote thereon, (a) the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, upon such terms and conditions as it deems expedient, and (b) the merger or consolidation of the Corporation into any other corporation, provided, however, that such sale, lease, exchange, merger or consolidation shall have been approved by a majority of the members of the Board of Directors.

          6E.          PLACES OF MEETING OF STOCKHOLDERS

          Meetings of the stockholders may be held anywhere in the United States.

          6F.          PARTNERSHIP IN ANY BUSINESS ENTERPRISE

          The Corporation may be a partner in any business enterprise it would have power to conduct by itself.

ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a.	The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

One Oak Park, Bedford, MA 01730

b.	The name, residential address and post office address of each director and officer of the corporation is as follows:

	NAME	RESIDENTIAL ADDRESS POST OFFICE ADDRESS

President:	James C. Bender	272	Farley Rd., Hollis, NH 03049

Treasurer:	Richard Moberg	19	Hidden Brick Road, Hopkinton, MA 01748

Clerk:	Valerie L. Pawson	196	Eliot St., Natick, MA 01760

Directors:	James C. Bender	272	Farley Road, Hollis, NH 03049
	John Kerr	336	Essex Road, Kenilworth, IL 60043

	John Stafford	60	Strawberry Hill Road, Dover, MA 02030
	Charles Stewart	7	Bristol Road, Northbrook, IL 60093
	Gerald Fishman	169	Hickory Road, Weston, MA

c.	The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: 12/31

d.	The name and business address of the resident agent, if any, of the corporation is:

** We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

          Article 3 - Decrease preferred stock

          Article 4 - Reflect decreased preferred stock

SIGNED UNDER THE PENALTIES OF PERJURY, this 27 day of June, 1996,

/s/ James C. Bender	, *President,

/s/ Valerie L. Pawson	, *Clerk,

*Delete the inapplicable words      **If there are no amendments, state ‘None’.

SECRETARY OF THE COMMONWEALTH 96 AUG 14 PM 12:01	THE COMMONWEALTH OF MASSACHUSETTS RESTATED ARTICLES OF ORGANIZATION (General Laws, Chapter 156B, Section 74)	SECRETARY OF THE COMMONWEALTH 96 AUG 14 PM 11:33

I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $400,00 having been paid, said articles are deemed to have been filed with me this 14th day of AUGUST, 1996.

Effective Date:

/s/ WILLIAM FRANCIS GALVIN

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:

Valerie L. Pawson, Esq.

Lawson & Weitzen

425 Summer Street
Boston, MA 02210-1736

Telephone:	(617) 439-4990

FEDERAL IDENTIFICATION
NO.	04-2911026

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

01239186

CERTIFICATE OF VOTE OF DIRECTORS
ESTABLISHING A CLASS OR SERIES OF STOCK
(General Laws, Chapter 156B, Section 26)

We,	Edmund C. Reiter	, *President,

and	Kevin Russell	, *Clerk,

of	Aware, Inc.		,
(Exact name of corporation)

located at:	40 Middlesex Turnpike, Bedford, MA 01730		,
(Street Address of corporation in Massachusetts)

do hereby certify that at a meeting of the directors of the corporation held on October 2, 2001, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted:

See Continuation Sheet 2A

*Delete the inapplicable words.

Note: Votes for which the space provided above is not sufficient should be provided on one side of separate 8 1/2 × 11 sheets of white paper, numbered 2A, 2B, etc., with a left margin of at least 1 inch.

CONTINUATION SHEET 2A

AWARE, INC.

VOTED:
That, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Amended and Restated Articles of Organization of the Corporation, the Board of Directors hereby designates and establishes 50,000 shares of its authorized but unissued Preferred Stock as its Series A Participating Cumulative Preferred Stock, $1.00 par value (the “Series A Preferred Stock”); that such Class One Preferred Stock shall have the terms set forth in their entirety in Exhibit A to the Rights Agreement presented to this meeting, and such terms be, and they hereby are, approved; and that the President or any Vice President and the Clerk or any Assistant Clerk of the Corporation be, and they hereby are, authorized to execute a Certificate of Vote of Directors Establishing a Class or Series of Stock (the “Certificate of Vote of Directors”) setting forth such terms in the name of the Corporation, and to file the Certificate of Vote of Directors with the Secretary of State of The Commonwealth of Massachusetts and such other governmental authorities as may be required by law.

EXHIBIT A TO RIGHTS AGREEMENT

TERMS OF SERIES A
PARTICIPATING CUMULATIVE PREFERRED STOCK
OF
AWARE, INC.

          SECTION 1. Designation and Number of Shares. The shares of such series shall be designated as “Series A Participating Cumulative Preferred Stock” (the “Series A Preferred Stock”), par value $1.00 per share. The number of shares initially constituting the Series A Preferred Stock shall be 50,000; provided, however, that, if more than a total of 50,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement dated as of October 2, 2001, between the Corporation and EquiServe Trust Company, N.A., a transfer agent, as Rights Agent (the “Rights Agreement”), the Board of Directors of the Corporation, pursuant to Section 26 of Chapter 156B of the Massachusetts General Laws, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of said Section 26 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Organization then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

          SECTION 2. Dividends or Distributions.

          (a)          Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $100.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the “Formula Number” shall be 10,000; provided, however, that if at any time after October 2, 2001, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after October 2, 2001, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Series A Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

          (b)          The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $100.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

          (c)          Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock which are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          (d)          So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.

          (e)          The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

          SECTION 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (a)          Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

          (b)          Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

          (c)          If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

          (d)          Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

          SECTION 4. Certain Restrictions.

          (a)          Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i)          declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii)          declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii)          redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv)          purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b)          The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          SECTION 5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding

up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $100.00 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          SECTION 6. Consolidation, Merger, etc.. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

          SECTION 7. No Redemption; No Sinking Fund.

          (a)          The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

          (b)          The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

          SECTION 8. Ranking. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

          SECTION 9. Fractional Shares. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one ten-thousandth (l/10,000th) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one ten-thousandth (1/10,000th) of a share or any integral multiple thereof or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

          SECTION 10. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of Article IV of the Restated Articles of Organization, as amended.

          SECTION 11. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the Articles of Organization shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class; provided, however, that no such amendment approved by the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of the Rights after the time of such approval without the approval of such holder.

*****

SIGNED UNDER THE PENALTIES OF PERJURY, this 2nd day of October, 2001,

/s/ Edmund C. Reiter, *President,
Edmund C. Reiter

/s/ Kevin Russell, *Clerk,
Kevin Russell

*Delete the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS

CERTIFICATE OF VOTE OF DIRECTORS
ESTABLISHING A SERIES OF A CLASS OF STOCK
(General Laws, Chapter 156B, Section 26)

I hereby approve the within Certificate of Vote of Directors and, the filing fee in the amount of $100 having been paid, said certificate is deemed to have been filed with me this 2nd day of October, 2001.

Effective date:

/s/ WILLIAM FRANCIS GALVIN

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

SECRETARY OF THE
COMMONWEALTH
01 OCT - 2 PM 3:18
CORPORATION DIVISION

TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:

William R. Kolb
Foley, Hoag & Eliot LLP
One Post Office Square
Boston, MA 02109
Telephone:	(617) 832-1209

FEDERAL IDENTIFICATION NO. 04-2911026

The Commonwealth of Massachusetts William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

We,	Edmund C. Reiter				, *President,

and	Kevin Russell				, *Clerk

of	Aware, Inc.
(Exact name of corporation)

located at	40 Middlesex Turnpike, Bedford, Massachusetts 01730
(Street address of corporation in Massachusetts)

certified that these Articles of Amendment affecting articles numbered:

3
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on May 31, 2002, by vote of:

17,040,630	shares of	Common Stock	of	22,667,009	shares outstanding,
(type, class & series, if any)

	shares of		of		shares outstanding,
(type, class & series, if any)

	shares of		of		shares outstanding,
(type, class & series, if any)

[1]**being at a majority of each type, class or series outstanding and entitled to vote thereon:

*Delete the inapplicable words. **Delete the inapplicable clause. [1] For amendments adopted pursuant to Chapter 156B, Section 70. [2] For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 ½ × 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	30,000,000	$.01

Preferred:		Preferred:
		Series A Participating Cumulative Preferred Stock	50,000	$1.00
		Undesignated	950,000	$1.00

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	70,000,000	$.01

Preferred:		Preferred:
		Series A Participating Cumulative Preferred Stock	50,000	$1.00
		Undesignated	950,000	$1.00

VOTED:	To amend the Corporation’s Restated Articles of Organization to increase the number of authorized shares of Common Stock, par value $.01 per share, from 30,000,000 to 70,000,000.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:	.

SIGNED UNDER THE PENALTIES OF PERJURY, this 8th day of July, 2002.

/s/ Edmund C. Reiter	, *President,
Edmund C. Reiter

/s/ Kevin Russell	, *Clerk
Kevin Russell

*Delete the inapplicable words.

801242

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $40,000 having been paid, said articles are deemed to have been filed with me this 8th day of July, 2002.

Effective date:

SECRETARY OF THE COMMONWEALTH	/s/ WILLIAM FRANCIS GALVIN
02 JUL - 8 PM 2:43 CORPORATION DIVISION	WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:

William R. Kolb, Esq.

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210